SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of the

                             Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                BALDOR ELECTRIC COMPANY
-------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)   Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
   2)   Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
        (Set forth the amount on which the filing fee is calculated and state how it was determined:

        ------------------------------------------------------------------------
   4)   Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

   5)   Total fee paid:

        ------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)   Amount Previously Paid:

        ------------------------------------------------------------------------

   2)   Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

   3)   Filing Party:

        ------------------------------------------------------------------------

   4)   Date Filed:

        ------------------------------------------------------------------------

                              BALDOR  ELECTRIC  COMPANY

                                     NOTICE OF
                            ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD MAY 4, 1996



To the Shareholders:

The Annual Meeting of Shareholders of Baldor Electric Company, a Missouri corporation, will be held at the Holiday Inn, 700 Rogers Avenue, Fort Smith, Arkansas, on Saturday, May 4, 1996, at 10:30 a.m., local time, for the following purposes:

 1.     To elect directors;

 2. To consider and act upon a proposal to approve the Baldor Electric Company 1996 Stock Option Plan for Non-Employee Directors; and

 3. To transact such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed the close of business on March 19, 1996, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof.

                                       By Order of the Board of Directors



                                       Lloyd G. Davis
                                       Secretary



March 28, 1996


Even if you expect to attend the meeting in person, please mark, date, and sign the enclosed proxy and return it in the enclosed return envelope. The return envelope does not require postage if mailed in the United States. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

                           BALDOR  ELECTRIC  COMPANY

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS


The enclosed proxy is solicited on behalf of the Board of Directors of Baldor Electric Company (the "Company") for use at the Annual Meeting of its shareholders to be held May 4, 1996, at 10:30 a.m. If the proxy is executed and returned to the Company, it nevertheless may be revoked at any time before it is exercised either by written notice to the Secretary of the Company or by attending the meeting and voting in person. If no contrary instructions are indicated on the proxy, the proxy will be voted for the election of the three nominees named herein as directors and for the plan proposal. If matters other than those mentioned herein properly come before the meeting, the proxy will be voted by the persons named therein in a manner which they consider to be in the best interests of the Company.

The Company's principal executive offices are located at 5711 R. S. Boreham, Jr. Street, Fort Smith, Arkansas 72901. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 29, 1996.

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile, by regular employees of the Company, without additional compensation. Brokerage firms, banks, nominees and others will be requested to forward proxy material to the beneficial owners of Common Stock held by them of record. No solicitation is to be made by specially engaged employees or other paid solicitors.


                                 VOTING

Holders of record of the Company's Common Stock, par value $0.10 per share (the "Common Stock") at the close of business on March 19, 1996, will be entitled to notice of and to vote at the Annual Meeting. There were 25,864,259 shares of Common Stock of the Company outstanding as of the close of business on March 8, 1996. Each shareholder has one vote per share of Common Stock on each item of business to be presented to shareholders vote at the Annual Meeting, except for the election of directors, in which case cumulative voting is authorized as described herein under "Election of Directors". A majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions may be specified on the proposal to adopt the Baldor Electric Company 1996 Stock Option Plan for Non-Employee Directors (the "Proposal 2") but not the election of directors.

Shares represented by proxies or ballots which are marked to "withhold authority" with respect to the election of any one or more nominees for election as directors or to abstain with respect to Proposal 2 will be counted for purposes of determining the presence or absence of a quorum for the trans-action of business at the Annual Meeting.

Under Missouri law, the state in which the Company is incorporated, the affirmative vote of a majority of the holders of the shares entitled to vote which are present in person or represented by proxy at the Annual Meeting is required to elect directors. If more persons than the number of director positions to be filled receive the affirmative vote of a majority of the shares entitled to vote at the meeting, then the number of persons up to the number of directorships to be filled who receive the most votes, or a "plurality", will be elected as directors. Because a director must receive a majority of the votes cast to be elected (even if such director otherwise received a plurality), proxies which are marked to "withhold authority" in the election of directors will have the same effect as if the shares represented thereby were voted against such nominee or nominees.

Under the rules of the New York Stock Exchange, approval of Proposal 2 requires the approval of shareholders holding a majority of the Company's issued and outstanding Common Stock. The shares represented by an abstention are issued and outstanding but because they are not voted for the adoption of Proposal 2, an abstention has the practical effect of a vote against Proposal 2.



                                 PROPOSAL 1:
                            ELECTION OF DIRECTORS

The Restated Articles of Incorporation and Bylaws of the Company provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. Three members are to be elected to the Board of Directors in 1996, each to serve for a term of three years.

In the election of directors, each shareholder is entitled to vote cumula-tively. To vote cumulatively in the election of directors, each shareholder may multiply the number of shares of Common Stock held by him by the number of directors to be elected and cast the whole number of votes for one candidate or distribute them among two or more candidates. There is no condition precedent to the exercise of these cumulative voting rights.

The persons named in the enclosed form of proxy intend to vote such proxy for the election of the three nominees named below as directors of the Company, unless the shareholder indicates on the form of proxy that the vote should be withheld or contrary directions are indicated. If the proxy is signed and returned without any direction given, shares will be voted for the election of the Board's slate of nominees and in their discretion, the persons named in the proxy are authorized to cumulate and vote the shares of the shareholders giving the proxy for any nominee except those nominees with respect to whom authority has been withheld. The Board of Directors has no reason to doubt the avail-ability of the nominees and each has indicated a willingness to serve if elected. If any nominee shall decline or be unable to serve, it is intended that, in the discretion of the Board of Directors, either the size of the Board will be reduced or the proxies will vote for a substitute nominee designated by the Board of Directors.




                Information Regarding the Nominees for Directors
                 to be Elected in 1996 for Terms Ending in 1999


Jefferson W. Asher, Jr. ... Independent Management Consultant providing assistance to corporations, attorneys, banking institutions, and other creditors for more than the past five years; Director of California Beach Restaurants, Inc.; Age 71; Present term expires 1996; Director of the Company since 1973. (1)


Robert J. Messey ... Senior Vice President, Chief Financial Officer, and Director of Sverdrup Corporation, engineering and architectural firm, since January 1, 1993; Partner of Ernst & Young LLP, international accounting firm, prior to January 1, 1993; Age 50; Present term expires 1996; Director of the Company since 1993. (2)


Willis J. Wheat ... President Emeritus of Oklahoma City University; Professor of Management and Marketing, Oklahoma City University, 1987 through 1995;
Age 70; Present term expires 1996; Director of the Company since 1991.  (3)


          Information Regarding the Directors Who Are Not Nominees for
                 Election and Whose Terms Continue Beyond 1996


Fred C. Ballman ... Former Chairman and Chief Executive Officer of the Company (retired); Age 83; Present term expires 1998; Director of the Company from 1944 to 1982 and since 1992. (3)(4)


O. A. Baumann ... The Company's manufacturer's sales representative in St. Louis, Missouri, from 1947 to 1987 (retired); Age 74; Present term expires 1997; Director of the Company since 1961. (5)


R. S. Boreham, Jr. ... Chairman of the Board of the Company since 1981; Chief
Executive Officer of the Company from 1978 through fiscal year 1992; Director of U.S.A. Truck, Inc.; Age 71; Present term expires 1998; Director of the Company since 1961. (6)

Robert L. Proost ... Corporate Vice President and Director of Administration, A.G. Edwards & Sons, Inc., securities brokerage and investment banking; Age 58; Present term expires 1997; Director of the Company since 1988. (2)(5)(7)


R. L. Qualls ... Chief Executive Officer of the Company beginning January 3, 1993 and President of the Company since 1990; Chief Operating Officer of the Company from February 1991 through fiscal year 1992; Age 62; Present term expires 1998; Director of the Company since 1987. (8)

------------

(1)    Chairman of the Audit Committee

(2)    Member of the Audit Committee

(3)    Member of the Stock Option Committee

(4)    Chairman of the Nominating Committee

(5)    Member of the Nominating Committee

(6)    Chairman of the Executive Committee

(7)    Chairman of the Stock Option Committee

(8)    Member of the Executive Committee


                   Information About the Board of Directors
                          and Committees of the Board

Board of Directors ... During the fiscal year ended December 30, 1995 ("fiscal year 1995"), five meetings of the Board of Directors were held.


Executive Committee ... Between meetings of the Board, the Executive Committee is empowered to act in lieu of the Board of Directors except on those matters for which the Board of Directors has specifically reserved authority to itself. The Executive Committee held two meetings during fiscal year 1995.


Audit Committee ... The Audit Committee performs the following functions: assists in the selection of independent auditors, directs and supervises investigations into matters relating to audit functions, reviews with independent auditors the plans and results of the audit engagement, reviews the degree of independence of the auditors, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's system of internal accounting controls. The Audit Committee held three meetings during fiscal year 1995.


Stock Option Committee ... The Stock Option Committee administers four of the Company's five existing stock option plans. Awards can be made from three plans and the committee has the exclusive authority to determine the persons eligible to participate and to determine the amount and the terms and condi-tions of the awards made to each participant. The Stock Option Committee held one meeting during fiscal year 1995.


Nominating Committee ... The Nominating Committee is responsible for proposing a slate of directors for election by the shareholders at each annual meeting and proposing candidates to fill any vacancies on the Board. Pursuant to the Bylaws, any shareholder of the Company eligible to vote in an election of directors may nominate a person or persons for election to the Board of Directors by written notice mailed to the Company not less than 45 nor more than 90 days prior to the regularly scheduled date set forth in the Bylaws for the annual meeting of shareholders. The notification to the Company shall state the name and residence address of the nominating shareholder and, to the extent known to the nominating shareholder: the name and principal address of the proposed nominee, the total number of shares to be voted for the proposed nominee, the number of shares held by the nominating shareholder, and the name and residence address of each notifying or nominating shareholder. The commit-tee will consider candidates for Board membership proposed by shareholders who have complied with the aforementioned procedures. The Nominating Committee held one meeting during fiscal year 1995.


Director Compensation ... During fiscal year 1995, each member of the Board of Directors who was not a Company employee received $3,300 per quarter for services as a director. Each director who is a member of the Audit Committee received an additional $2,500 per quarter as chairman or $1,600 per quarter as a member. Each director who is a member of the Stock Option Committee received an additional $600 per quarter during fiscal year 1995. The Company also main-tains the 1989 Stock Option Plan for Non-Employee Directors (the "1989 Plan"). Under the terms of the 1989 Plan, all non-employee directors received an annual option grant on January 31, 1995, to purchase shares of Common Stock of the Company, consisting of an option to purchase 2,430 shares having an exercise price of $20.50 (the fair market value per share on that date) and an addition-al option to purchase 1,620 shares having an exercise price of $10.25 (50% of the fair market value per share on that date). Annual option grants become exercisable in five equal installments beginning on the grant's first anniver-sary. All options expire ten years after the grant date. The 1989 Plan is administered by a committee of non-participating directors.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 8, 1996, regarding all persons known to the Company to be the beneficial owners of more than five percent of the Company's Common Stock. The table also includes security ownership for each director of the Company, the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers for fiscal year 1995, and all executive officers and directors as a group.


                                           Number of            Percent of
      Name                                  Shares                 Class   (1)
---------------------------------      ----------------       -------------
The Baldor Electric Company
Profit Sharing and Savings Plan          2,548,288   (2)             9.9 %
  P. O. Box 2400
  Fort Smith, Arkansas 72902

Fred C. Ballman                          2,254,849   (3)             8.7 %
  P. O. Box 6638
  Fort Smith, Arkansas 72906

R. S. Boreham, Jr.                       1,264,747   (4)             4.9 %

O. A. Baumann                              467,919   (5)             1.8 %

R. L. Qualls                               190,215   (6)               *

James R. Kimzey                            146,150   (7)               *

John A. McFarland                          139,229   (8)               *

Lloyd G. Davis                             136,483   (9)               *

Jefferson W. Asher, Jr.                     44,820   (10)              *

Robert L. Proost                            37,530   (11)              *

Willis J. Wheat                             23,490   (12)              *

Robert J. Messey                            14,572   (13)              *

All executive officers and directors
   as a group (17 persons)               5,201,810   (14)           19.4 %

------------
 *       Less than 1%.

(1) Percentage is calculated in accordance with Section 13-3(d)(3)(i) with number of shares as the numerator which includes shares issuable upon exercise of options. The denominator consists of shares issued and outstanding plus shares issuable upon exercise of options, if any, awarded to the named individual or group.

(2) Sole voting power over 5,610 shares; shared investment power over 2,542,678 shares.

(3) Shared voting and shared investment power over 2,244,319 shares; includes exercisable options to purchase 10,530 shares.

(4) Shared voting and shared investment power over 54,226 shares; sole voting and sole investment power over 980,689 shares; sole voting and shared investment power over 86,842 shares in the Company's Profit Sharing and Savings Plan; includes exercisable options to purchase 142,990 shares.

(5) Shared voting and shared investment power over 435,519 shares; includes exercisable options to purchase 32,400 shares.

(6) Shared voting and shared investment power over 151,397 shares; sole voting and shared investment power over 1,098 shares in the Company's Profit Sharing and Savings Plan; includes exercisable options to purchase 37,720 shares.

(7) Shared voting and shared investment power over 30,444 shares; sole voting and sole investment power over 2,389 shares; sole voting and shared investment power over 5,102 shares in the Company's Profit Sharing and Savings Plan; includes exercisable options to purchase 108,215 shares.

(8) Sole voting and sole investment power over 20,314 shares; shared voting and shared investment power over 7,000 shares; sole voting and shared investment power over 14,350 shares in the Company's Profit Sharing and Savings Plan; includes exercisable options to purchase 97,565 shares.

(9) Sole voting and sole investment power over 39,033 shares; sole voting and shared investment power over 11,744 shares in the Company's Profit Sharing and Savings Plan; includes exercisable options to purchase 85,706 shares.

(10) Sole voting and sole investment power over 10,515 shares; shared voting and shared investment power over 25,395 shares; includes exercisable options to purchase 8,910 shares.

(11) Sole voting and sole investment power over 18,000 shares; shared voting and shared investment power over 4,950 shares; includes exercisable options to purchase 14,580 shares.

(12) Shared voting and shared investment power over 2,430 shares; includes exercisable options to purchase 21,060 shares.

(13) Sole voting and sole investment power over 1,800 shares; shared voting and shared investment power over 622 shares; includes exercisable options to purchase 12,150 shares.

(14) Includes 153,143 shares in the Company's Profit Sharing and Savings Plan; includes exercisable options to purchase 895,989 shares.

                            EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

                    Summary Compensation Table

                                                                          Long Term Compensation
                                             Annual Compensation                    Awards        Payouts
                                                               Other     Restricted Securities             All
                                                               Annual     Stock  Underlying  LTIP     Other
Name and Principal Position             Year  Salary  Bonus  Compensation Awards  Options    Payouts Compensation(1)
                                              ($)     ($)       ($)          ($)     (#)       ($)          ($)
R. L. Qualls                            1995  270,000 286,187  0           0       21,000    0       61,554
President and Chief Executive Officer   1994  240,000 262,570  0           0       25,000    0       59,570
                                        1993  200,000 219,856  0           0       27,000    0       64,604

R. S. Boreham, Jr.                      1995  220,000 256,582  0           0       16,800    0       98,657
Chairman of the Board of Directors      1994  200,000 235,777  0           0       10,000    0       96,768
                                        1993  200,000 219,856  0           0       21,000    0      170,382

Lloyd G. Davis                          1995  120,000  78,948  0           0       10,500    0       21,817
Chief Financial Officer,                1994  100,000  58,944  0           0       12,000    0       19,007
Vice President Finance, Secretary,      1993  100,000  32,978  0           0       15,000    0       16,979
and Treasurer

James R. Kimzey                         1995  120,000  47,369  0           0        7,500    0       23,076
Vice President-Research and Engineering 1994  100,000  42,869  0           0        2,000    0       19,711
                                        1993  100,000  29,681  0           0        6,000    0       16,291

John A. McFarland                       1995  120,000  78,948  0           0       10,500    0       19,567
Vice President - Sales                  1994  100,000  58,944  0           0        5,000    0       16,723
                                        1993   90,000  29,681  0           0       15,000    0       12,341

---------------
(1)   The amounts disclosed in this column include contributions by the
      Company to the Baldor Electric Company Employees' Profit Sharing and
      Savings Plan, a defined contribution plan, which is two plans in one:
      a Profit Sharing Plan and a Savings Plan.  The Company makes all contributions to the Profit Sharing Plan which are equal to 12% of pre-tax earnings for participating companies.  The contributions are allocated among eligible employees in proportion to their total compensation.  The Company makes matching contributions to the Savings
      Plan at a rate equal to 25% of the first 4% of the participating employee's compensation earned and contributed.  The Company also maintains a split-dollar life insurance plan for all executive officers.  The Company makes the premium payments on the split-dollar life insurance policies which vary according to age and insurance coverage for each officer.  Each officer reimburses the Company for a portion of the premium that represents the full value attributable to term life coverage.  The amounts included as compensation for each named officer represents the full dollar value of the premium paid by the Company during the covered fiscal year less the reimbursement received from each individual.  The fiscal year 1995 amounts in this column represent Company contributions consisting of the following:


                       Contributions         Contributions    Split-Dollar
                          to the               to the       Life Insurance
Name                  Profit Sharing Plan     Savings Plan      Premiums
------------------    -------------------    -------------  --------------
                              ($)                  ($)             ($)
R. L. Qualls                14,628                1,500          45,426
R. S. Boreham, Jr.          14,628                1,500          82,529
Lloyd G. Davis              14,628                1,200           5,989
James R. Kimzey             14,628                1,200           7,248
John A. McFarland           14,628                1,200           3,739











                       Option Grants in Last Fiscal Year


                                    Individual Grants
             ----------------------------------------------------
             Number of   % of Total            Market
             Securities   Options              Price
             Underlying   Granted                on               Grant Date
               Options      in        Exercise Grant   Expiration   Present
Name           Granted   Fiscal Year    Price   Date      Date       Value  (1)
------------ ---------   -----------  -------- ------  ---------- ----------
                 (#)                   ($/sh)  ($/sh)                 ($)

R.L.Qualls      15,000 (2)    4.8%    18.0833  18.0833  01/02/2005  111,857
                 6,000 (3)    1.9%     9.0417  18.0833  01/02/2005   66,233


R.S.Boreham,Jr. 12,000 (2)    3.8%    18.0833  18.0833  01/02/2005   89,485
                 4,800 (3)    1.5%     9.0417  18.0833  01/02/2005   52,987


Lloyd G. Davis   7,500 (2)    2.4%    18.0833  18.0833  01/02/2005   55,928
                 3,000 (3)    1.0%     9.0417  18.0833  01/02/2005   33,117


James R. Kimzey  4,500 (2)    1.4%    18.0833  18.0833  01/02/2005   33,557
                 3,000 (3)    1.0%     9.0417  18.0833  01/02/2005   33,117


John A.McFarland 7,500 (2)    2.4%    18.0833  18.0833  01/02/2005   55,928
                 3,000 (3)    1.0%     9.0417  18.0833  01/02/2005   33,117

------------
(1)   The Company used the Black-Scholes option pricing model to determine grant date present value.  Calculations are based on a ten-year option term and assumptions are: interest rate of 7.9%; annual dividend yield of 1.8%; and volatility of 19.2%.  As indicated, the present values are based on assumptions and the amounts reflected in this table may not be achieved.

(2) Incentive options to purchase shares of Common Stock of the Company were granted at the market value of the Common Stock on the date of grant and are 100% exercisable six months and one day following the grant date.

(3) Non-qualified options to purchase shares of restricted Common Stock of the Company were granted at 50% of the market value of the Common
      Stock on the date of grant with full vesting occurring on the fifth anniversary date. Vesting may be accelerated by early exercise or when certain events relating to change of the Company's ownership occurs. The restricted shares purchased on exercise of such options may be voted but cannot be sold or transferred until they are vested.
      The options are 100% exercisable six months and one day following the grant date.

                 Aggregated Option Exercises in Last Fiscal Year
                             and FY-End Option Values

                                        Number of
                                   Securities Underlying         Value of
              Shares                    Unexercised             Unexercised
            Acquired      Value           Options          In-the-Money Options
Name       on Exercise   Realized(1)   at FY-End (#)           at FY-End($)(2)
----------- -----------  --------  --------------------    --------------------
               (#)        ($)        (A)         (B)          (A)         (B)
                                   -------     --------     -------     -------

R.L.Qualls     178,602  2,697,797   37,720         0        520,262          0

R.S.Boreham,Jr. 36,200    717,498  142,990         0      1,711,864          0

Lloyd G.Davis    6,004    106,732   85,706         0        847,020          0

James R.Kimzey  28,300    576,729  108,215         0      1,408,654          0

John A.McFarland 4,500     70,158  100,065         0      1,085,211          0

-------------
(A)   Exercisable
(B)   Unexercisable

(1) Represents the difference between the option exercise price and the market price of the Common Stock on the date of exercise multiplied by the number of shares acquired upon exercise.

(2) Represents the difference between the $20.125 closing price of the Common Stock as reported by the New York Stock Exchange on December
      29, 1995, the last trading day of fiscal year 1995, and the exercise price of the options multiplied by the number of shares of Common stock underlying the option. The numbers shown reflect the value of options accumulated over a seven-year period.

                     Change-of-Control Arrangements

Pursuant to agreements under the 1987 Incentive Stock Plan and the 1994
Incentive Stock Plan, outstanding restricted Common Stock of the Company acquired by an early exercise of a non-qualified stock option will fully vest and be free of restrictions without the requirement of any further act by the Company or shareholder in the event of a "Change-of-Control" of the Company as defined in those agreements.

         Compensation Committee Interlocks and Insider Participation

Although the Company has no standing compensation committee of the Board of Directors, the Executive Committee performs functions similar to those customarily performed by such committees. Except for grants under the various incentive stock plans, the Board of Directors, as a whole, approves the salary and bonus remuneration arrangements for directors and executive officers as recommended by the Executive Committee. The members of the Executive
Committee  are the following executive officers:  R. S. Boreham, Jr. and R. L.
Qualls. The Stock Option Committee administers four of the five incentive stock plans. The members of the Stock Option Committee are the following non-employee directors: Fred C. Ballman, Robert L. Proost, and Willis J. Wheat.

              Report of the Executive and Stock Option Committees

The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

The Company's Officer's Compensation Plan (the "Plan") is objective, formula driven, and has been consistently applied since 1973. The Plan is designed to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value. The primary goals of the Plan are to ensure that total compensation is fair internally, is competitive externally, and offers performance motivation. For purposes of this section, total compen-sation is defined as salary plus bonus. The Plan combines annual base compen-sation with a bonus based upon the Company's performance. The Company believes that the goals of the Plan are met by providing competitive compensation which will motivate and retain key employees.

Total compensation for all executive officers is established within the range of salaries and bonuses for persons holding similar positions at other comparably-sized manufacturing companies utilizing independent salary survey data. The survey data is a composite of all manufacturing companies that are comparably-sized based upon sales volume. The independent survey does not provide a detailed list of all participating companies and the companies included may or may not include those in the performance graph. The total compensation for all executive officers is expected to be slightly below the median for similar positions compared to the independent survey data. This is accomplished by establishing the annual base portion of compensation at the low end of the survey with the potential incentive portion being slightly above the median. This results in a greater emphasis being placed upon the Company's performance.

The total compensation individual officers may earn is subjective based upon the individual's position, experience, and ability to impact the Company's performance. In establishing each officer's annual base and potential bonus portion of compensation, additional consideration includes the individual's past performance, initiative and achievement, and future potential, as well as the Company's performance.

The potential bonus pool is based upon the sales and earnings performance of the Company and the relative weights are 75% sales and 25% earnings. Compensa-tion attributable to the sales component increases or decreases in relation to sales. Compensation attributable to the earnings component increases if earn-ings exceed a percentage of shareholders' equity as determined by the Board of Directors (currently 10%) and decreases if earnings are less than such amount.
Each individual officer's participation in the potential bonus pool is deter-mined as described above and is assigned such that if the Company achieves its sales and earnings objectives, the salary and bonus combined will be competi-tive with the industry and will remain consistent with the Company's philosophy and Plan. The Company exceeded planned sales and earnings which resulted in actual bonuses equaling 28% to 54% of total compensation for named executive officers.


The factors considered in determining the compensation package for the Presi-dent and Chief Executive Officer for fiscal year 1995 were the same as those described above for executive officers. The total compensation for the Presi-dent and the Chief Executive Officer is expected to be slightly below the median of comparably-sized manufacturing companies. This median is obtained from independent salary survey data which is utilized in the same manner for the CEO as well as all other executive officers. The CEO's total compensation is competitive and reflective of the Company's performance with 51% of the CEO's compensation at risk in the form of a performance bonus. In 1995, 44% of the increase in the CEO's total compensation over 1994 total compensation was the result of improved sales and earnings.

The Company also maintains stock option plans to provide additional incentives to executive officers and other employees to work to maximize shareholder value. The Stock Option Committee has granted incentive options to purchase shares of Common Stock of the Company (at the fair market value of the Common
Stock on the date of grant) and non-qualified options to purchase shares of restricted stock (at 50% of the fair market value of the Common Stock on the date of grant) to executive officers and other employees. Grants were made in fiscal year 1995 to named executives and other employees to continue to encour-age long-term growth and profitability. The number of options granted to each executive officer is subjective based upon individual performance, future potential, and abilities to impact the Company's performance.

The President and Chief Executive Officer received an incentive stock option to purchase 21,000 shares of Common Stock, which represented 6.7% of total shares granted. The number of options granted was subjective based upon the CEO's ability to impact the Company's performance as well as individual performance, and future potential.

The Company, the Executive Committee, and the Stock Option Committee, as appropriate, continually review the executive compensation policies in regards to Section 162(m) of the Internal Revenue Code of 1986 as Amended pertaining to the Company's $1,000,000 deductibility limitation for applicable compensation paid to named executive officers. In 1995, the deductibility of the Company's executive compensation was not affected by the limitation under Section 162(m).



       EXECUTIVE COMMITTEE                  STOCK OPTION COMMITTEE

   R. S. Boreham, Jr., Chairman           Robert L. Proost, Chairman
   R. L. Qualls                           Fred C. Ballman
                                          Willis J. Wheat



                               Performance Graph


                Comparison of Five-Year Cumulative Total Return
                 Among Baldor Electric Company, S&P 500 Index, and S&P Electrical Equipment composite Indes

                        CAGR
            Compound Annual Growth Rate

      Baldor                  $360.79     29.3%
      S&P Elec Eqp Grp        $248.67     20.0%
      S&P 500                 $215.45     16.6%





                   12/31/90   12/31/91  12/31/92  12/31/93  12/31/94  12/31/95
                   --------   --------  --------  --------  --------  --------

Baldor              $100.00    $143.26   $208.40   $275.68   $317.39   $360.79
S&P Elec Eqp Grp    $100.00    $132.47   $145.18   $175.16   $177.20   $248.67
S&P 500             $100.00    $130.47   $140.41   $154.56   $156.60   $215.45



                        Assumes $100 invested on December 31, 1990 in Baldor Electric Company, S&P 500 Index,
                       and S&P Electrical Equipment Composite Index








                            CERTAIN TRANSACTIONS

The manufacturer's representative for the Company in eastern Missouri and southern Illinois is owned by Mr. Mark Baumann who is the son of O. A. Baumann, a current director of the Company. During fiscal year 1995, the Company paid the Baumann Company sales commissions and warehouse fees of approximately
$640,000. The Company believes that the foregoing transactions were on terms comparable to those which would have been obtained from unaffiliated persons because each of the Company's manufacturer's representative organizations is an independent business. The Company pays sales commissions and warehouse fees to the manufacturer's representatives who, in turn, pay all costs associated with maintaining sales offices and warehouses and employing the various sales and other personnel required to represent the Company in their respective territories.

                               PROPOSAL 2:
           TO CONSIDER AND ACT UPON A PROPOSAL TO ADOPT THE
                         BALDOR ELECTRIC COMPANY
           1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

In 1990, the shareholders of the Company approved the Baldor Electric Company
1989 Stock Option Plan for Non-Employee Directors (the "1989 Plan").  The 1989
Plan expires in 1996 and no more grants will be made under the 1989 Plan.  On
February 5, 1996, the Board of Directors of the Company approved the Baldor
Electric Company 1996 Stock Option Plan for Non-Employee Directors (the "1996
Plan") and directed that it be submitted to the shareholders for their approval. The 1996 Plan will become effective subject to the approval at this Annual Meeting by the affirmative vote of the holders of at least a majority of the Company's issued and outstanding Common Stock.

The purpose of the 1996 Plan is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress and to provide a further incentive to serve as a director of the Company. The 1996 Plan is very similar to the 1989 Plan except that the 1996 Plan does not allow for an initial grant to be made to new directors. The following summary description of the 1996 Plan is qualified in its entirety by reference to the full text of the 1996 Plan, which is attached to this Proxy Statement as Exhibit "A".


General... The proposed 1996 Plan provides for the issuance of stock options to purchase up to 150,000 shares of the Common Stock of the Company. Only the directors of the Company who are not employees of the Company or any of its affiliates on the date of a grant from the 1996 Plan are eligible to partici-pate in the 1996 Plan. The Plan will be administered by a committee of nonparticipating directors who will be authorized to interpret the 1996 Plan but will have no discretion with respect to the eligibility or selection of directors to receive options, the number of shares of stock subject to the 1996
Plan or any grant thereunder, or the purchase price for such shares. The Com-mittee shall have no authority to materially increase the benefits under the 1996 Plan.


Stock Option Grants... The 1996 Plan provides for annual grants, beginning in January 1997 and ending in January 2001, to each non-employee director of the Company. Options granted under the Plan become exercisable in five equal installments, beginning on the first anniversary of the date of grant and annually thereafter. Options expire ten years after the date they were granted, or earlier under certain conditions as set forth in the 1996 Plan. Options are exercised upon payment to the Company in cash, Common Stock of the Company, or a combination thereof, as provided in the agreement, for the full exercise price of the option. Each grant will consist of options to purchase 4,050 shares and will be made on the last trading day of January for Common Stock of the Company on the New York Stock Exchange. The exercise price for 1,620 shares will be 50% of the fair market value of the Company's Common Stock on the date of grant and the exercise price for 2,430 shares will be the fair market value of the Company's common stock on the date of the grant. The "fair market value" will be the closing per share price of the Company's Common Stock based upon its consolidated trading as generally reported for New York Stock
Exchange listed stocks. There are currently six non-employee directors of the Company who would be eligible to receive grants under the 1996 Plan in January
1997 and for each year thereafter until January 2001, assuming that each remains a non-employee director under the 1996 Plan and assuming the 1996 Plan stays in effect through its scheduled termination.

Federal Tax Consequences... The options granted under the 1996 Plan shall be non-qualified under Section 422 of the Internal Revenue Code of 1986, as amended. The grant of options will not result in taxable income to the non-employee director or a tax deduction for the Company. The exercise of an option will result in taxable ordinary income to the non-employee director and a corresponding tax deduction for the Company equal to the difference between the fair market value of the shares on the date the option was exercised and the exercise price of the option.

Adjustments Upon Changes in Common Stock... If any change is made in the shares of the Common Stock of the Company by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock, or other change in the corporate structure, the Administrator shall make appropriate adjustments to the aggregate number and kind of shares under the 1996 Plan and to the kind and number of shares and price per share of options outstanding and to subsequent option grants and in the purchase price of outstanding options to reflect such change.

Amendment and Termination... The Board of Directors may suspend or terminate the 1996 Plan or revise or amend it. However, any revision or amendment that changes the selection or eligibility of directors to receive options, the number of shares of Common Stock subject to the 1996 Plan or any option there-under, the exercise price for options, or that materially increases benefits under the 1996 Plan will require the approval of the shareholders of the Company.

Death or Termination of Service... In the event of death of the holder of any option, each of the then outstanding options of such holder will immediately mature in full and become exercisable by the holder's legal representative at any time within a period of five years after death, but in no event after the expiration date of the term of the option. If the holder dies within five years following termination of service on the Board, such option shall only be exercisable for two years after the holder's death or five years after termination of service, whichever is longer, or until the expiration date of the term of the option, if earlier. In the event of termination of service on the Board by a holder of an option, each of the then outstanding options of such holder will continue to mature and become exercisable and the holder may exercise the matured installments at any time within five years after such termination of service but in no event after the expiration date of the term of the option.

Market Value of the Company's Common Stock... The last reported sale price of the Company's Common Stock as reported by the New York Stock Exchange on
March 8, 1996, was $20.625.

          Your Board of Directors recommends a vote "FOR" this proposal 2.

                            INDEPENDENT AUDITORS

The Company is presently utilizing the services of Ernst & Young LLP, which has been the Company's independent auditors since 1972. The Audit Committee and the Board of Directors will consider the reappointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 28, 1996, at the Company's next regular Board of Directors meeting in May. The
Company has no reason to believe that Ernst & Young LLP will not be reappointed. Representatives of Ernst & Young LLP will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

Any shareholder proposals intended to be presented at the 1997 Annual Meeting must be received by the Company at its principal executive offices no later than November 27, 1996, in order to be considered for inclusion in the proxy materials.

                                 OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by shareholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.



March 28, 1996







                                                                EXHIBIT "A"


                         BALDOR ELECTRIC COMPANY

                          1996 STOCK OPTION PLAN
                        FOR NON-EMPLOYEE DIRECTORS



   1.   Purpose

        The purpose of this Stock Option Plan for Non-Employee Directors (the
        "Plan") of Baldor Electric Company (the "Company") is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress and to provide a further incentive to serve as a director of the Company.

   2.   Administration

        The Plan shall be administered by a committee consisting of directors who are not eligible to participate in the Plan (the "Committee").
        Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of directors to receive options under the Plan, the number of shares of stock subject to any such options under the Plan, or the purchase price thereunder, and provided further that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its shareholders, and persons granted options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Missouri.

   3.   Participation in the Plan

        Directors of the Company who are not employees of the Company or any affiliate of the Company on an Option Grant Date shall be eligible to participate in the Plan ("Eligible Directors") on that Option
        Grant Date.


   4.   Shares Subject to the Plan

        Subject to adjustment as provided in Section 7, an aggregate of 150,000 shares of Company common stock ("Stock") shall be available for issuance upon the exercise of options granted under the Plan.
        The shares of Stock deliverable upon the exercise of options may be made available from authorized but unissued shares or shares reacquired by the Company, including shares purchased in the open market or in private transactions. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to, but not delivered under, such option may again become available for the grant of other options under the Plan.

   5.   Non-Statutory Stock Options

        All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue code of 1986, as amended.

   6.   Terms, Conditions, and Form of Options

        Each option granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         a.    Option Grant Dates.  Options to purchase 4,050 shares of Stock
               (as adjusted pursuant to Section 7) shall be granted automatically to each Eligible Director on the last trading day of January of Stock on the New York Stock Exchange in the five-year period beginning January 1, 1997, and ending in 2001.

         b. Purchase Price. The purchase price per share of Stock for which each option is exercisable shall be the fair market value per share of Stock (except that for 40% of each Annual Grant, the purchase price per share of Stock shall be 50% of the fair market value) on the date the option is granted, which shall be the closing per share price of the Stock based upon its consolidated trading as generally reported for New York Stock
               Exchange listed stocks.

         c. Exercisability and Term of Options. Each option granted under the Plan will become exercisable and mature in five equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each option granted under the Plan shall expire ten years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.

         d. Death or Termination of Service. In the event of death of the holder of any option, each of the then outstanding options of such holder will immediately mature in full and become exercisable by the holder's legal representative at any time within a period of five years after death, but in no event after the expiration date of the term of the option. However, if the holder dies within five years following termination of service on the Board, such option shall only be exercisable for two years after the holder's death or five years after termination of service, whichever is longer, or until the expiration date of the term of the option, if earlier. In the event of termination of service on the Board by a holder of an option, each of the then outstanding options of such holder will continue to mature and become exercisable in accordance with paragraph c. above and the holder may exercise the matured installments at any time within five years after such termination of service but in no event after the expiration date of the term of the option.

         e. Payment. Options may be exercised only upon payment to the Company in full of the purchase price of the shares to be delivered. Such payment shall be made in cash or, if permitted in the agreement, in Stock or in a combination of cash and Stock. The sum of the cash and the fair market of such Stock shall be at least equal to the aggregate price of the shares to be delivered.

   7.   Adjustment upon Changes in Stock

        If there shall be any change in Stock subject to the Plan or to any option granted thereunder through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of stock or other change in the corporate structure, appropriate adjustments shall be made in the aggregate number and kind of shares or other securities or property subject to the Plan, and the number and kind of shares or other securities or property subject to outstanding and to subsequent option grants and in the purchase price of outstanding options to reflect such changes.

   8.   Options Non-Assignable and Non-Transferable

        Each option and all rights thereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative
        (the "Optionee").

   9.   Tax Consequences

        There are no taxes due by the Optionee at the time of grant; however, the Company will report to the Optionee in an appropriate manner the amount of taxable ordinary income created at the time of exercise.
        It will be the Optionee's responsibility to further report this taxable income and to pay any and all taxes due by the Optionee.


  10.   Limitation of Rights

         a. No Right to Continue as a Director. Neither the Plan, nor the granting of an option, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Eligible Director has a right to continue as a director for any period of time, or at any particular rate of compensation.

         b. No Shareholders' Right for Options. An Optionee shall have no rights as a shareholder with respect to the shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

  11.   Effective Date and Duration of Plan

        The Plan shall become effective immediately following approval by the shareholders at the 1996 Annual Meeting of Shareholders. The period during which option grants shall be made under the Plan shall terminate on the day following the 2001 Annual Meeting of Shareholders (unless the Plan is extended or terminated at an earlier date by shareholders) but such termination shall not affect the terms of any then outstanding options.

  12.   Amendment, Suspension, or Termination of the Plan

        The Board of Directors may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Shareholders, no revision or amendment shall change the selection or eligibility of directors to receive options under the Plan, the number of shares of Stock subject to any such options or the Plan, the purchase price thereunder, or materially increase the benefits accruing to participants under the Plan.

        If required to qualify the Plan under Rule 16b-3, no amendment to the Plan shall be made more than once every six months that would change the amount, price, or timing of any benefits awarded by the terms in the Plan, other than to comport with changes in the Internal Revenue
        Code or the rules thereunder.

  13.   Notice

        Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

  14.   Use of Proceeds

        Proceeds from the sale of Stock pursuant to options granted under the Plan shall constitute general funds of the Company.


  15.   Fractional Shares

        No fractional shares of Stock shall be issued pursuant to options granted hereunder, but in lieu thereof, the cash value of such fraction shall be paid.





         (PROXY CARD - FRONT)



                              BALDOR ELECTRIC COMPANY
                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  For Annual Meeting of Shareholders on May 4, 1996

The undersigned hereby appoints R. S. Boreham, Jr. and R. L. Qualls, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of Baldor Electric Company, to be held at the Holiday Inn, 700 Rogers Avenue, Fort Smith, Arkansas, on Saturday, May 4,
1996, at 10:30 a.m. local time, and all adjournments thereof, and there to vote, as indicated below, the shares of Common Stock of Baldor Electric Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

(1)  Election of Directors FOR all nominees listed below (except
     WITHHOLD AUTHORITY to vote as marked to the contrary below)           [  ]

     for all nominees listed below                                         [  ]



    Jefferson W. Asher, Jr.     Robert J. Messey     Willis J. Wheat

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



-------------------------------------------------------------------------------
(2)  Adoption of the Baldor Electric Company 1996 Stock Option Plan for
Non-Employee Directors   FOR  [  ]    AGAINST  [  ]         ABSTAIN  [  ]

(3) In their discretion, the proxies are authorized to cumulate and vote the shares of the undersigned for any nominee other than nominees with respect to whom authority to vote has been withheld, and to vote upon such other business as may properly come before the meeting and all adjournments thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted FOR the election of directors and FOR proposal 2.

Please date and sign on the reverse side and mail promptly in the enclosed envelope.




                                           (PROXY CARD - BACK)


       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. This proxy may be revoked prior to its exercise.



  Dated:
         ---------------------------------------------------------,1996


-------------------------------------------------------------------------------
                            Signature


-------------------------------------------------------------------------------
                            Signature


  Note:  Please sign exactly as your name or names appear hereon.  When signing as Attorney, Executor, Trustee, Guardian, or Officer of a

  Corporation, please give title as such.  For joint accounts, all named holders should sign.

                    PLEASE MARK, SIGN, DATE, AND PROMPTLY
              RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
                        NO POSTAGE IS REQUIRED IF
                       MAILED IN THE UNITED STATES.

       (DIRECTION CARD - FRONT)



                          BALDOR ELECTRIC COMPANY

The undersigned, a participant in the Baldor Electric Company Profit Sharing and Savings Plan (the "Plan") hereby directs Wachovia Bank of North Carolina,
N.A., as trustee (the "Trustee") of the Plan Trust (the "Trust"), at the Annual
Meeting of Shareholders of Baldor Electric Company, to be held at the Holiday
Inn, 700 Rogers Avenue, Fort Smith, Arkansas, on Saturday, May 4, 1996, at
10:30 a.m. local time, and all adjournments thereof, to vote, as indicated below, the shares of Common Stock of Baldor Electric Company which the under-signed is entitled to vote with all the powers the undersigned would possess if present at the meeting.

 (1)  Election of Directors FOR all nominees listed below (except
      WITHHOLD AUTHORITY to vote as marked to the contrary below)          [  ]

     for all nominees listed below                                         [  ]



    Jefferson W. Asher, Jr.     Robert J. Messey     Willis J. Wheat

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


-------------------------------------------------------------------------------

(2)  Adoption of the Baldor Electric Company 1996 Stock Option Plan for
Non-Employee Directors    FOR  [  ]     AGAINST  [  ]        ABSTAIN  [  ]

(3) As Trustee, you are authorized to cumulate and vote the shares of the undersigned for any nominee other than nominees with respect to whom authority to vote has been withheld, and to vote upon such other business as may properly come before the meeting and all adjournments thereof. This direction card, when properly executed, will be voted in the manner directed herein by the undersigned participant.

If no direction is made by a participant, voting will be controlled by the terms of the Plan and the Trust.

Please date and sign on the reverse side and mail promptly in the enclosed envelope.







                                                       (DIRECTION CARD - BACK)



The undersigned hereby revokes all prior directions (the "Direction") given by the undersigned to the Trustee with respect to the subject matter hereof for said meeting. This Direction may be revoked prior to its exercise.



  Dated:
           ---------------------------------------------------------------,1996



-------------------------------------------------------------------------------
                                 Signature



-------------------------------------------------------------------------------
                                 Signature


  Note:  Please sign exactly as your name or names appear hereon.  When signing as Attorney, Executor, Trustee, Guardian, or Officer of a

  Corporation, please give title as such.  For joint accounts, all named holders should sign.

      PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN THIS CARD IN THE ENCLOSED
      ENVELOPE.

      NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

